Exhibit 10.1

TIBCO SOFTWARE INC.

2009 DEFERRED COMPENSATION PLAN

(Effective as of February 20, 2009)

TABLE OF CONTENTS

(continued)

TIBCO SOFTWARE INC.

2009 DEFERRED COMPENSATION PLAN

(Effective as of February 20, 2009)

TIBCO SOFTWARE INC., a Delaware corporation (the “Company”), has established this TIBCO Software Inc. 2009 Deferred Compensation Plan (the “Plan”), effective as of February 20, 2009, for the benefit of non-employee directors and a select group of management or highly compensated employees of the Company and its participating affiliates, in order to provide such employees with certain deferred compensation benefits.

The Plan is an unfunded deferred compensation plan that is intended to (1) comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) qualify for the exemptions provided in sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

SECTION 1

DEFINITIONS

The following words and phrases will have the following meanings unless a different meaning is plainly required by the context:

1.1 “Affiliate” means each corporation, trade or business that is, together with the Company, a member of a controlled group of corporations or under common control (as determined under section 414(b) or (c) of the Code), but only for the period during which such other entity is so affiliated with the Company. Notwithstanding the foregoing, in applying sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under section 414(b) of the Code and in applying Treasury regulation section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of section 414(c) of the Code, the phrase “at least 50 percent” will be used instead of “at least 80 percent” at each place it appears in such sections.

1.2 “Base Remuneration” means the bonuses payable under the Company’s Executive Incentive Compensation Plan to an Eligible Employee by his or her Employer with respect to services performed during any period by the Employee and does not include any other type of remuneration.

1.3 “Beneficiary” means the person or persons entitled to receive the balance credited to a Participant’s Account under the Plan upon the death of a Participant, as provided in Section 5.3.

1.4 “Change in Control Event” means a Change of Control as defined in Section 2.7 of the Company’s 2008 Equity Incentive Plan. Notwithstanding the foregoing, a transaction will not constitute a Change of Control Event for purposes of this Plan if the transaction does not constitute a change in control under Treasury regulation section 1.409A-3(i)(5)).

1.5 “Committee” means the administrative committee charged with responsibility for the general administration of the Plan pursuant to Section 7, as it may be constituted from time to time.

1.6 “Company” means TIBCO Software Inc., a Delaware corporation.

1.7 “Compensation” means the Base Remuneration and Director Fees (if any) of a Participant, as applicable. A Participant’s Compensation will not include any other type of remuneration.

1.8 “Compensation Deferrals” mean the Compensation amounts deferred by a Participant under the Plan pursuant to his or deferral elections made in accordance with Section 2.

1.9 “Director” means any individual who is a member of the Board of Directors of the Company.

1.10 “Director Fees” means the cash-based committee or meeting fees or retainers (if any) that are payable to a Non-Employee Director.

1.11 “Disability” or “Disabled” means a disability as provided under section 409A(a)(2)(C) of the Code and Treasury regulation section 1.409A-3(i)(4) and other official guidance issued thereunder.

1.12 “Eligible Employee” means any employee of an Employer who holds office at the level of Executive Vice President or above and who is selected by the Committee as eligible to participate in this Plan.

1.13 “Eligible Individual” means an Eligible Employee or a Non-Employee Director.

1.14 “Employers” mean the Company and each of its Affiliates that adopts the Plan with the written approval of the Committee. With respect to an individual Participant, “Employer” means the Company or its Affiliate that has adopted the Plan with the approval of the Committee and that directly employs such Participant.

1.15 “Fair Market Value” means the closing per share selling price for the shares of common stock of the Company (“Shares”) for the relevant date on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Shares are not listed for trading on a national securities exchange, the fair market value of Shares shall be determined in good faith by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

1.16 “Non-Employee Director” means a Director who is not an employee of the Company or its Affiliates.

1.17 “Participant” means an Eligible Individual who (a) has made an election pursuant to Section 2.1, and (b) has not ceased participation pursuant to Section 2.3.

1.18 “Participant’s Account” or “Account” means, as to any Participant, the separate recordkeeping account maintained in the name of the Participant on the books of the Company in order to reflect his or her interest under the Plan, including any RSU grants made or deemed made as Dividend Restricted Stock Units pursuant to Section 4.1.4.

1.19 “Payment Date” means the first business day of a calendar month on which the national stock exchanges or national trading system are open for trading.

1.20 “Plan Year” means the calendar year.

1.21 “Restricted Stock Units” or “RSUs” mean restricted stock units granted to any Participant under this Plan.

1.22 “RSU Agreement” means a restricted stock unit agreement specifying the number of Shares covered thereby, in such form as the Committee shall establish.

1.23 “Separation from Service” means a Participant’s death, retirement or other termination of employment with the Employer and all of its Affiliates (as determined in accordance with section 409A(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h)). For this purpose, the employment relationship will be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, except that if the period of such leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, then the employment relationship will be deemed to have terminated on the first day immediately following such six (6)-month period. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes an Eligible Employee who is a Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a twenty-nine (29)-month period of absence shall be substituted for such six (6)-month period. For a Non-Employee Director who is a Participant, he or she shall be considered to have a separation from service with the Company upon a cessation of the Non-Employee Director’s service on the Board of Directors of the Company for any reason, (as determined in accordance with section 409A(a)(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h)), including, but not by way of limitation, a termination by death, resignation, retirement or other termination of service.

1.24 “Specified Employee” means a Participant who, as of the date of his or her Separation from Service, is a key employee of the Company as defined under section 409A(a)(2)(B)(i) of the Code and under Treasury regulation 1.409A-1(i). For this purpose, a Participant is generally a key employee if he or she meets the requirements of section 416(i)(1)(A)(i), (ii), or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding section 416(i)(5) thereof) at any time during the twelve (12) month period ending on December 31 (the “Identification Date”). If a Participant is a key employee of the Company as of any Identification Date, then he or she will be treated as such for the entire twelve (12) month period beginning on the first day of the fourth month following the Identification Date. Further, once a list of Specified Employees has become effective, the Company shall not change the definition of compensation for purposes of identifying Specified Employees for the period with respect to which such list is effective.

1.25 “Unforeseeable Emergency” means (a) a severe financial hardship to a Participant resulting from an illness or accident of the Participant or his or her spouse, Beneficiary or dependent (as defined in section 152 of the Code, but without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster), or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Committee will determine whether or not a Participant has incurred an Unforeseeable Emergency based on such evidence as the Committee deems necessary or advisable.

SECTION 2

PARTICIPATION

2.1 Participation. Each Eligible Individual’s decision to become a Participant will be entirely voluntary.

2.1.1 Participation Elections.

(i) Initial Elections by Newly-Eligible Individuals. Each individual who first becomes an Eligible Individual may elect to become a Participant in the Plan by electing, within thirty (30) days of the date of his or her hire or promotion in the case of Eligible Employees or the date of his or her appointment or election in the case of Non-Employee Directors, to make Compensation Deferrals under the Plan. However, no election under this Section 2.1.1(i) may be made if an Eligible Individual was previously eligible to participate in another plan that is required to be aggregated with this Plan under section 409A of the Code. An Eligible Employee’s initial election to defer his or her Compensation shall be effective only with respect to the portion of such Compensation that is payable for services performed after his or her timely filing of his or her initial deferral election (that is, the amount equal to the total amount of the Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the filing of the initial deferral election over the total number of days in the performance period).

(ii) Reengaged Eligible Individuals. Notwithstanding the foregoing provisions of this Section 2.1.1, in the case of an individual who ceases to be an Eligible Individual, regardless of whether he or she still is a Participant with an Account balance under the Plan, and who subsequently becomes an Eligible Individual again, he or she will be treated as a Eligible Individual for purposes of subsection (i) above as of the date that the individual again becomes an Eligible Individual, provided that, he or she had not been an Eligible Individual at any time during the twenty-four (24) month period ending on such date. In addition, in the case of a former Participant who ceased to be such because his or her entire Account balance had been distributed, and on or before the date of the last distribution from the Account he or she ceased to be an Eligible Individual, he or she will be treated as a Eligible Individual for purposes of subsection (i) above as of the first date following such distribution that the individual again becomes an Eligible Individual.

(iii) Effect of Elections. An Eligible Individual’s election under this Section 2.1.1 to make Compensation Deferrals will be effective only (a) with respect to Compensation that is payable for services performed after the timely filing of his or her timely filing of the election and (b) for the remainder of the Plan Year with respect to which the election is made. Any Compensation Deferral elections for subsequent Plan Years must be made pursuant to Section 2.1.2.

2.1.2 Elections for Subsequent Plan Years. An Eligible Individual may become a Participant (or continue or reinstate his or her active participation) in the Plan for any subsequent Plan Year by electing, no later than December 31 of the immediately preceding Plan Year, to make Compensation Deferrals under the Plan. An election under this Section 2.1.2 to make Compensation Deferrals will be effective only for the Plan Year with respect to which the election is made. Notwithstanding the foregoing, with respect to an Eligible Employee, to the extent that such Compensation does not constitute payments that are “performance-based compensation” under Treasury regulation 1.409A-1(e), any such Eligible Employee’s election to defer his or her Compensation shall be effective only with respect to the portion of the Compensation that is payable for services performed on or after the beginning of the Plan Year to which the Eligible Employee deferral election relates (that is, the amount equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the December 31 immediately preceding the Plan year to which the Eligible Employee’s election relates over the total number of days in the performance period).

2.1.3 Duration of Compensation Deferral Elections. A Compensation Deferral election made under this Section 2 shall remain in effect for the Plan Year to which it applies, notwithstanding any change in the Participant’s Compensation. The dollar amount or percentage of any Compensation Deferrals shall not be reduced or increased during any Plan Year by virtue of any Participant election to increase, decrease or terminate his or her rate of deferral in any other employee benefit plan, including any applicable Company employee stock purchase plan; except as permitted by section 409A of the Code with respect to changes in deferral elections under a 401(k) plan, Code section 125 flexible benefits plan, or as otherwise permitted under section 409A of the Code. A Participant’s Compensation Deferral election shall immediately terminate with respect to future Compensation upon the Participant ceasing to be an Eligible Individual.

2.1.4 USERRA Rights. Notwithstanding the foregoing provisions of this Section 2.1, in accordance with Treasury regulation section 1.409A-2(a)(15), the Committee may (in its discretion) provide an Eligible Individual with a Compensation Deferral election to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), if applicable.

2.1.5 Specific Timing and Method of Elections. Notwithstanding any contrary provision of this Section 2.1, the Committee, in its sole discretion, will determine the manner and deadlines for Eligible Individuals to make Compensation Deferral elections under the Plan. The deadlines prescribed by the Committee may be earlier than the deadlines specified in this Section 2.1, but may not be later than such specified deadlines.

2.2 Cancellation of Compensation Deferrals. Notwithstanding any contrary provision of Section 2.1:

2.2.1 Hardship Distribution under 401(k) Plans. In the event that a Participant receives a hardship distribution under the TIBCO Software Inc. 401(k) Savings Plan or any other plan (maintained by an Employer) which contains a qualified cash or deferred arrangement under section 401(k) of the Code (collectively, the “401(k) Plans”), the Participant’s Compensation Deferrals (if any) under this Plan will be cancelled for a period of six (6) months from the date that the Participant received such hardship distribution or the remainder of the Plan Year in which the Participant received such hardship distribution (whichever period is longer). Notwithstanding the foregoing, the Participant’s Compensation Deferrals will not be so terminated if the Committee determines that such termination is not required in order to preserve the tax-qualification of the applicable 401(k) Plan.

2.2.2 Unforeseeable Emergency. In the event that a Participant incurs an Unforeseeable Emergency, the Committee, in its sole discretion, may cancel the Participant’s Compensation Deferrals (if any) under the Plan for the remainder of the Plan Year in which the Participant incurred the Unforeseeable Emergency.

2.2.3 Eligible Disability. In the event that a Participant incurs an Eligible Disability (as defined below), the Committee, in its sole discretion, may cancel the Participant’s Compensation Deferrals (if any) under the Plan, provided that such cancellation occurs by the later of the end of the Participant’s taxable year or the fifteenth (15th) day of the third month following the date on which the Participant incurs the Eligible Disability. For purposes of this Section 2.2.3, “Eligible Disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months. The Committee will determine whether or not a Participant has incurred an Eligible Disability based on such evidence as the Committee deems necessary or advisable and in compliance with Treasury regulation section 1.409A-3(j)(4)(xii).

2.2.4 Irrevocability of Prior Compensation Deferrals. Notwithstanding the foregoing, a Participant’s election to make Compensation Deferrals under Section 2.1 will be irrevocable as to amounts already deferred as of the effective date of any cancellation in accordance with this Section 2.2.

2.2.5 Resumption of Compensation Deferrals. A Participant whose Compensation Deferrals have been cancelled pursuant to this Section 2.2 may later resume making Compensation Deferrals under the Plan only in accordance with Section 2.1.

2.3 Termination of Participation. An individual who has become a Participant in the Plan will remain a Participant until his or her entire Account balance has been distributed. However, an Eligible Individual who has become a Participant may or may not be an active Participant making Compensation Deferrals for a particular Plan Year, depending upon whether he or she has elected to make Compensation Deferrals for such Plan Year.

SECTION 3

COMPENSATION DEFERRAL ELECTIONS

3.1 Compensation Deferrals. At the times and in the manner prescribed in Section 2.1, each Eligible Individual may elect to defer portions of his or her Compensation and to have the amounts of such Compensation Deferrals credited to his or her Account, as follows:

3.1.1 Compensation Deferrals. An Eligible Individual may elect to defer an amount equal to any whole percentage or any specific dollar amount (in $1,000 increments) of the Participant’s Compensation, provided that, any percentage elected by the Participant will be not less than 5% of his or her Compensation, and any dollar amount elected will be not less than $5,000. Notwithstanding the preceding sentence or any contrary provision of the Plan, the Committee may reduce a Participant’s Compensation Deferrals to the extent necessary to satisfy applicable withholding tax requirements and employee benefit plans and other deductions. With respect to employees, the payroll deductions may not reduce the individual’s compensation below an amount equal to two (2) times the federal or applicable state minimum wage, whichever is higher, required to be paid each pay period. Payroll deductions for a Participant who is an Eligible Employee will commence as soon as administratively practicable following the effectiveness of his or her timely submitted Deferral election form as provided under Section 2.1.1 or Section 2.1.2, as applicable. Deductions from Director Fees for a Participant who is a Non-Employee Director will commence as soon as administratively practicable following the effectiveness of his or her timely submitted Deferral election form as provided under Section 2.1.1 or Section 2.1.2, as applicable and will apply only to Director Fees earned or advanced for services to be performed after the date the Participant submits a properly completed election form to the Company.

3.1.2 Crediting of Compensation Deferrals. The amounts deferred pursuant to this Section 3.1 will reduce the Participant’s Compensation for the Plan Year and will be credited to the Participant’s Account as of the last day of the month in which the amounts (but for the Compensation Deferral) would have been paid to the Participant.

3.1.3 Participants’ Accounts. For each Plan Year, at the direction of the Committee, there will be established and maintained on the books of the Company, a separate Account or Accounts for each Participant, which will properly reflect Compensation Deferrals and all RSUs granted.

3.1.4 Participants Remain Unsecured Creditors. All amounts credited to a Participant’s Account under the Plan will continue for all purposes to be a part of the general assets of the Employer. Each Participant’s interest in the Plan will make him or her only a general, unsecured creditor of the Employer. In the event that an Employer (other than the Company) becomes insolvent and therefore unable to make a payment or payments owed by it under the Plan, the Company will make such payments, provided that, nothing in this sentence will make any Participant anything other than a general, unsecured creditor of the Company.

3.2 Compensation Deferrals Will Generally Be Payable in RSUs. In the event than an Eligible Individual elects to defer portions of his or her Compensation, the deferred amounts shall be paid pursuant to Section 3.3 below and granted to any such Participant in the form of Restricted Stock Units, provided that, such Participant is an employee or service provider of the Employer on the date of grant. The RSUs shall be granted on the last business day (i.e., any day other than a Saturday, a Sunday, or a legal holiday in the State of California) at the end of the first full fiscal quarter following the applicable fiscal quarter in which Compensation that a Participant has elected to defer has been earned or advanced for services to be performed. RSUs shall be evidenced by an RSU Agreement. The RSUs shall be fully vested upon the date of grant and be settled in Company common stock upon a Participant’s Plan Account distribution, as provided in Sections 3.3 and 3.4. The number of shares of Company common stock covered by the RSUs shall be (i) the deferred amounts of the Participant’s Compensation, divided by (ii) the Fair Market Value of a share of Company common stock on the date of grant (rounded down to the nearest whole Share). The RSUs granted to a Participant pursuant to this Section 3.2 shall be reflected in such Participant’s Account and shall be distributed and settled in whole Shares in accordance with Section 5 below.

3.3 Form of Payment. Subject to the provisions of Section 5, the form of payment for the Compensation Deferrals under this Plan shall be in the form of RSUs that are settled in Shares. Notwithstanding the foregoing, to the extent that (i) a Participant is entitled to a distribution of his or her Account in accordance with Section 5 before his or her Compensation Deferrals have been granted in the form of RSUs, or (ii) after conversion of deferred amounts to RSUs, a portion of a Participant’s Compensation Deferrals remains, then any such amounts shall be payable in cash in a single lump sum on the Payment Date that immediately follows the end of the term of deferral(s) elected by the Participant.

3.4 Term of Deferral. Subject to the provisions of Section 5, each Participant must indicate on his or her Compensation Deferral election form pursuant to Section 3.1 the time for payment for the Compensation Deferrals made pursuant to such election. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, a Participant may elect a fixed date to receive his or her Plan Account distribution (not less than two (2) years from the date of election) specified in his or her Compensation Deferral election or the occurrence of a specific event, provided that, any such election satisfies the requirements of section 409A of the Code. The procedures adopted by the Committee may (in the discretion of the Committee) restrict a Participant’s ability to elect multiple terms of deferral under the Plan. A Participant’s election as to the term of deferral will apply to all Compensation Deferrals credited to the Participant’s Account with respect to which the election is made, and except to the limited extent provided in Section 3.5, will be irrevocable.

3.5 Changes in Elections as to Form of Payment and/or Term of Deferral. Subject to the provisions of Section 5, a Participant may change his or her election under Section 3 for Compensation Deferrals credited to the Participant’s Account and make a new election with the consent of the Company (a “Subsequent Deferral Election”), provided that, the following requirements (the “Subsequent Deferral Requirements”) are met: (a) the Subsequent Deferral Election will not take effect until at least twelve (12) months after the date on which the election is made; (b) the Subsequent Deferral Election is made not less than twelve (12) months before the date payment of such amounts was previously scheduled to be made or commenced, (c) the newly-elected scheduled payment commencement date is at least five (5) years after the date payment of such amounts was previously scheduled to be made or commenced, and (d) payment of such amounts has not actually commenced. Notwithstanding the foregoing, in accordance with Treasury regulation section 1.409A-2(b)(8) the Subsequent Deferral Requirements will be deemed to be satisfied to the extent the Committee (in its discretion) provides a Participant with a Subsequent Deferral Election to satisfy the requirements of USERRA (as defined in Section 2.1.4), if applicable.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Shares Subject to the Plan. Subject to adjustment as provided in Section 4.1.2, the total number of Shares available for issuance under the Plan shall equal 1,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.1.2 In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares that may be delivered under the Plan, the number, class, and price of Shares (or other property or cash) subject to outstanding RSUs. Notwithstanding the preceding, the number of Shares shall be a whole number.

4.1.3 Notwithstanding any other provision of the Plan, the terms of any RSU Agreement evidencing an RSU may provide that, in the event that RSUs are not assumed by the successor corporation or its parent or a subsidiary upon a Change of Control Event, then restrictions and deferral limitations on the RSUs lapse and the Restricted Stock Units become free of all restrictions and limitations, subject in each case to any terms and conditions contained in the RSU Agreement evidencing such RSU.

4.1.4 Except as provided in this Section 4.1.4, no Participant nor any person claiming under or through a Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to a Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, a Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. Notwithstanding the foregoing, a Participant shall be entitled to receive dividends and distributions paid on the Shares underlying vested Restricted Stock Units. Any such dividends or other distributions shall be credited to Participant Accounts, without any interest, and automatically shall be deemed reinvested in Restricted Stock Units on the date of payment of any such dividends or distributions (the “Dividend Restricted Stock Units”). The number of Dividend Restricted Stock Units shall be determined as follows: (a) if the Company declares and pays a cash dividend on the Shares, the number of Dividend Restricted Stock Units shall be equal to the quotient obtained by dividing the cash dividend paid on the Shares underlying vested Restricted Stock Units by the Fair Market Value of the Shares on the date the dividend is paid; or (b) if the Company distributes Shares, the number of Dividend Restricted Stock Units shall be equal to the number of Shares distributed with respect to the Shares underlying vested Restricted Stock Units. Dividend Restricted Stock Units shall be subject to the same terms and conditions as the Restricted Stock Units, including with respect to distribution of a Participant’s Account pursuant to Section 3 and Section 5 hereof.

SECTION 5

DISTRIBUTIONS

5.1 Normal Time for Distribution. Subject to the other provisions of this Section 5 below, a distribution of the balance credited to a Participant’s Account will be made or commenced on the Payment Date that immediately follows the end of the term of deferral(s) elected by the Participant under Sections 3.4 or 3.5 (as applicable).

5.2 Special Rule for Change in Control Event. If there is a Change in Control Event, the balance then credited to a Participant’s Account will be distributed to him or her on the Payment Date that immediately follows the date of the Change in Control Event or as soon as administratively practicable thereafter, but in no event later than the 15th day of the third calendar month following the Payment Date that immediately follows the Change in Control Event; provided, however, that if this period ends in the calendar year following the year in which the Change in Control Event occurs, the Participant will not have the right to designate the calendar year in which payment will be made.

5.3 Special Rule for Death. If a Participant dies, the balance then credited to his or her Account will be distributed to the Participant’s Beneficiary on the Payment Date that immediately follows the Participant’s death or as soon as administratively practicable thereafter, but in no event later than the 15th day of the third calendar month following the Payment Date immediately following the Participant’s death; provided, however, that if this period ends in the calendar year following the year in which the Participant’s death occurs, the Participant’s Beneficiary, surviving spouse or estate, as applicable, will not have the right to designate the calendar year in which payment will be made. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account will be distributed to his or her surviving spouse, or, if the Participant is not survived by his or her spouse, the Account will be distributed to his or her estate.

5.4 Special Rule for Disability. If a Participant becomes Disabled, the balance then credited to his or her Account will be distributed to the Participant on the Payment Date that immediately follows the date on which the Participant became Disabled or as soon as administratively practicable thereafter but in no event later than the 15th day of the third calendar month following the Payment Date that immediately follows the Disability; provided, however, that if this period ends in the calendar year following the year in which the Disability occurs, the Participant will not have the right to designate the calendar year in which payment will be made.

5.5 Special Rule for Separation From Service. If a Participant incurs a Separation from Service, any balance then credited to the Participant’s Account will be distributed to the Participant on the Payment Date that immediately follows his or her Separation from Service or as soon as administratively practicable thereafter but in no event later than the 15th day of the third calendar month following the Payment Date that immediately follows the Separation from Service; provided, however, that if this period ends in the calendar year following the year in which the Separation from Service occurs, the Participant will not have the right to designate the calendar year in which payment will be made. The Participant’s Account will be distributed in the form elected under Section 3.3, subject to the limitations described in Section 5.6

5.6 Required Six-Month Delay in Payment for Specified Employees. Notwithstanding any contrary Plan provision and subject to the provisions of Section 5.7, any distributions that are otherwise required to be made under the Plan to a Specified Employee due to his or her Separation from Service will be accumulated during the first six (6) months following the Separation from Service and will instead be paid on the Payment Date that immediately follows the end of such six (6)-month period.

5.7 Delay of Payment(s) Permitted Under Certain Circumstances. Notwithstanding any contrary provision of Section 5:

5.7.1 Payments That Would Violate Federal Securities Laws or Other Applicable Law. Any distribution scheduled to be made under the Plan will be delayed if the Company reasonably anticipates that the making of the distribution will violate federal securities laws or other applicable law. Any such delayed distribution will be made at the earliest date at which the Company reasonably anticipates that the making of the distribution will not cause such violation.

5.7.2 Other Events and Conditions. Any payment scheduled to be made under the Plan will be delayed upon such other events and conditions as may be prescribed in generally applicable guidance published in the Internal Revenue Bulletin.

5.8 Acceleration of Payment(s) Permitted Under Certain Circumstances. Notwithstanding any foregoing provision of Section 5 and except as otherwise provided below:

5.8.1 Conflicts of Interest. A Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(iii), as directed by the Committee (in its discretion).

5.8.2 Income Inclusion Under Section 409A of the Code. Subject to Section 5.7, a Participant’s Account balance may be distributed to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(vii), as directed by the Committee (in its discretion).

5.8.3 Payment of State, Local or Foreign Taxes. Subject to Section 5.7, a Participant’s Account balance may be distributed to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(xi), as directed by the Committee (in its discretion).

5.8.4 Certain Offsets. Subject to Section 5.7, a Participant’s Account balance may be distributed to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(xiii), as directed by the Committee (in its discretion).

5.8.5 Bona Fide Disputes as to a Right to a Payment. Subject to Section 5.7, a Participant’s Account balance may be distributed to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(xiv), as directed by the Committee (in its discretion).

5.9 Unforeseeable Emergency. If a Participant incurs an Unforeseeable Emergency, the Committee, in its sole discretion, may determine that all or part of the Participant’s Account balance will be distributed to him or her in a lump sum cash payment on the Payment Date that immediately follows the date on which the Committee determines that the Participant has incurred the Unforeseeable Emergency or as soon as administratively practicable thereafter; provided, that, the amount paid to the Participant pursuant to this Section 5.9 will be limited to the amount reasonably necessary to satisfy the Unforeseeable Emergency (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the payment). Also, no payment under this Section 5.9 will be made to the extent that the Participant’s Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by the cancellation of the Participant’s Compensation Deferrals in accordance with Section 2.2.2.

5.10 Beneficiary Designations. Each Participant may, pursuant to such procedures as the Committee may specify, designate one or more Beneficiaries.

5.10.1 Spousal Consent. If a Participant designates a person (including a trust) other than or in addition to his or her spouse as a primary Beneficiary, the designation will be ineffective unless the Participant’s spouse consents to the designation. Any spousal consent required under this Section 5.10 will be ineffective unless it (a) is set forth in writing in a form specified in the discretion of the Committee, (b) acknowledges the effect of the Participant’s designation of another person as his or her Beneficiary under the Plan, and (c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that written spousal consent may not be obtained because the spouse cannot be located, his or her designation will be effective without spousal consent. Any spousal consent required under this Section 5.10 will be valid only with respect to the spouse who signs the consent. A Participant may revoke his or her Beneficiary designation at any time, provided that such revocation is in writing.

5.10.2 Changes and Failed Designations. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in accordance with Section 5.10.1. Any designation or revocation will be effective only if it is received by the Committee. However, when so received, the designation or revocation will be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee will supersede all prior designations.

SECTION 6

PARTICIPANT’S INTEREST IN ACCOUNT

Subject to Sections 8 and 9.2, a Participant’s interest in the balance credited to his or her Account at all times will be one hundred percent (100%) vested and nonforfeitable.

SECTION 7

ADMINISTRATION OF THE PLAN

7.1 Plan Administrator. The Committee is hereby designated as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA). The number of members comprising the Committee shall be determined by the Board of Directors of the Company, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

7.2 Actions by Committee. The Committee will have the authority to control and manage the operation and administration of the Plan. Each decision of a majority of the members of the Committee then in office will constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and will keep minutes of all meetings held and a record of all actions taken by written consent.

7.3 Powers of Committee. The Committee will have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

7.3.1 To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

7.3.2 To determine any and all considerations affecting the eligibility of any employee to become a Participant or remain a Participant in the Plan;

7.3.3 To cause one or more separate Accounts to be maintained for each Participant;

7.3.4 To cause Compensation Deferrals to be credited to Participants’ Accounts;

7.3.5 To determine the manner and form for making elections under the Plan;

7.3.6 To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

7.3.7 To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

7.3.8 To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

7.3.9 To publish a claims and appeal procedure satisfying the minimum standards of section 503 of ERISA pursuant to which individuals or estates may claim Plan benefits and appeal denials of such claims;

7.3.10 To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan; and

7.3.11 To decide all issues and questions regarding Account balances, and the time, form, manner and amount of distributions to Participants in accordance with the Plan’s terms.

7.4 Decisions of Committee and its Delegates. All actions, interpretations, and decisions of the Committee (and its delegates) will be conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.

7.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, will be paid and borne by the Employers.

7.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer will be excluded from participating in the Plan if otherwise eligible, but he or she will not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

7.7 Indemnification. Each of the Employers will, and hereby does, indemnify and hold harmless the members of the Committee (and its delegates), from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board of Directors of the Company (or an authorized committee of the Board of Directors of the Company), in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 8

MODIFICATION OR TERMINATION OF THE PLAN

8.1 Employers’ Obligations Limited. The Employers intend to continue the Plan indefinitely, and to maintain each Participant’s Account until it is scheduled to be paid to him or her in accordance with the provisions of the Plan. However, the Plan is voluntary on the part of the Employers, and the Employers do not guarantee to continue the Plan. The Company at any time may, by amendment of the Plan, suspend Compensation Deferrals or may discontinue Compensation Deferrals, with or without cause.

8.2 Right to Amend or Terminate. The Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, in such manner as it may determine, at any time and for any reason.

8.3 Effect of Termination. If the Plan is terminated pursuant to this Section 8, the balances credited to the Accounts of the affected Participants will be distributed to them at the time and in the manner set forth in Section 5, except as provided in Section 8.4.

8.4 Acceleration of Distributions on Certain Terminations. Notwithstanding any contrary Plan provision, if the Plan is terminated and liquidated pursuant to this Section 8 and in accordance with the requirements of Treasury regulation section 1.409A-3(j)(4)(ix), the balances credited to the Accounts of Participants may be distributed as soon as may be permitted under such section, as directed by the Committee (in its discretion).

SECTION 9

GENERAL

9.1 Participation by Affiliates. One or more Affiliates may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Committee. By adopting the Plan, an Affiliate is deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority to the Committee to amend the Plan and the provisions granting exclusive authority to the Committee to administer and interpret the Plan. Any Affiliate may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer will be solely the liabilities of that Employer, and no other Employer will be liable for any benefits accrued by a Participant during any period when he or she was not employed by such Employer.

9.2 Inalienability. In no event may any Participant, former Participant, Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests will not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Notwithstanding the foregoing, a Participant may, in a manner specified by the Committee, transfer all or any portion of his or her Account balance to the Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights.

9.3 Rights and Duties. Neither the Employers nor the Committee will be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

9.4 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any deferrals under the Plan nor any action of any Employer or the Committee, will be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time.

9.5 Applicable Law. The Plan is intended to comply with the provisions of section 409A of the Code. Notwithstanding any contrary Plan provision, the Plan will be construed, administered and enforced in a manner that is consistent with such intent. The provisions of the Plan also will be construed, administered and enforced in accordance with the applicable provisions of ERISA, and to the extent not preempted by ERISA, with the applicable laws of the State of California (other than its conflict of laws provisions).

9.6 Tax Withholding. Notwithstanding any contrary Plan provision, the Company will have the right to deduct from Compensation Deferrals and/or a Participant’s Account and/or any payments due to a Participant (or his or her Beneficiary) under the Plan any and all taxes determined by the Committee to be applicable with respect to such benefits. In the discretion of the Committee, the Company and the Participant’s Employer may accept payment by the Participant (or Beneficiary) of the amount of any applicable taxes in lieu of deducting such amount from the Participant’s Account or payments due under the Plan.

9.7 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there will be added as part of the Plan a provision that will be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

9.8 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way will affect the construction of any provision of the Plan.

9.9 No Guarantees Regarding Tax Treatment. Participants (or their Beneficiaries) will be responsible for all taxes with respect to any benefits under the Plan and should consult with their own tax advisors. The Committee, the Company and the other Employers make no guarantees regarding the tax treatment to any person of any deferrals or payments made under the Plan and will not provide tax advice to the Participants (or their Beneficiaries).

****************

U.K. Addendum

TIBCO SOFTWARE INC.

2009 DEFERRED COMPENSATION PLAN

This Addendum (“U.K. Addendum”) to the TIBCO Software Inc. (“TIBCO” or “Company”) 2009 Deferred Compensation Plan (“U.S. Plan”) is adopted to set out rules which, together with those provisions of the U.S. Plan, will provide certain Eligible Individuals the opportunity to defer Compensation and receive deferred Restricted Stock Units in the future. It is intended that the settlement of deferred Restricted Stock Units in Shares should enable certain Eligible Individuals to meet the expectations for the directors and employees to hold a minimum number of shares under the Company’s stock ownership guidelines. These terms govern the operation of the Plan with respect to U.K. resident Participants of TIBCO and its U.K. Subsidiaries and provide for the Plan to comply with U.K. income tax laws. Notwithstanding anything herein or otherwise to the contrary, until otherwise determined by the Committee, only Non-Employee Directors who are U.K. residents shall be covered by this U.K. Addendum and be considered Eligible Individuals for purposes of this U.K. Addendum.

This U.K. Addendum does not replace the U.S. Plan except as provided herein. In the event of any conflict between these provisions and the U.S. Plan, these provisions will prevail.

SECTION 1

DEFINITIONS

Capitalized terms used herein shall have the meaning ascribed to them below and in the U.S. Plan.

“Cause” means (in relation to a Participant) any act of dishonesty or fraud or gross negligence in connection with the performance of the Participant’s responsibilities or services to the Company or Affiliate.

“Confidentiality Agreement” means a confidentiality agreement specifying the Confidential Information that the Participant may not discuss or disclose in order for the deferred RSUs to be settled.

“Confidential Information” means the non-public information regarding the Company’s or Affiliate’s software, services, customers, business, finances and IT infrastructure and any other information set out in a Confidentiality Agreement.

SECTION 2

PARTICIPATION

This U.K. Addendum Section 2 shall replace Section 2 of the U.S. Plan in its entirety.

2.1 Participation. Each Eligible Individual’s decision to become a Participant will be entirely voluntary.

2.1.1 Participation Elections.

(i) Initial Elections by Newly-Eligible Individuals. Each individual who first becomes an Eligible Individual may elect to become a Participant in the Plan by electing, within thirty (30) days of the date of his or her hire or promotion in the case of Eligible Employees or the date of his or her appointment or election in the case of Non-Employee Directors, to make Compensation Deferrals under the Plan. However, no election under this Section 2.1.1(i) may be made if an Eligible Individual was previously eligible to participate in another plan that is required to be aggregated with this Plan under section 409A of the Code. An Eligible Employee’s initial election to defer his or her Compensation shall be effective only with respect to the portion of such Compensation that is payable for services performed after his or her timely filing of his or her initial deferral election (that is, the amount equal to the total amount of the Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the filing of the initial deferral election over the total number of days in the performance period).

(ii) Reengaged Eligible Individuals. Notwithstanding the foregoing provisions of this Section 2.1.1, in the case of an individual who ceases to be an Eligible Individual, regardless of whether he or she still is a Participant with a notional Account balance under the Plan, and who subsequently becomes an Eligible Individual again, he or she will be treated as an Eligible Individual for purposes of subsection (i) above as of the date that the individual again becomes an Eligible Individual, provided that, he or she had not been an Eligible Individual at any time during the twenty-four (24) month period ending on such date. In addition, in the case of a former Participant who ceased to be such because his or her entire Account balance had been distributed, and on or before the date of the last distribution from the Account he or she ceased to be an Eligible Individual, he or she will be treated as a Eligible Individual for purposes of subsection (i) above as of the first date following such distribution that the individual again becomes an Eligible Individual.

(iii) Effect of Elections. An election under the Plan shall be irrevocable and constitute an irrevocable agreement between the Company (and its Affiliates (as relevant)) and the Participant to change the terms and conditions of Compensation, so that any Compensation subject to the election will be granted in the form of deferred Restricted Stock Units. Any prospective entitlement to be paid Compensation subject to the election on the original terms of the Compensation shall cease immediately on the entry by the Participant into the election. An Eligible Individual’s election under this Section 2.1.1 to make Compensation Deferrals will be effective only (a) with respect to Compensation that is payable for services performed after the timely filing of his or her timely filing of the election and (b) for the remainder of the Plan Year with respect to which the election is made. Any Compensation Deferral elections for subsequent Plan Years must be made pursuant to Section 2.1.2.

(iv) Compensation Subject to Elections for UK Taxpayers. Notwithstanding anything in the Plan or the U.K. Addendum to the contrary, a Participant resident in the United Kingdom shall only make Compensation Deferrals with respect to Compensation that is payable for services performed after the timely filing of his or her election. All elections must be made before entitlement to any Compensation subject to an election arises. Without limitation, the Participant is not able to make an election in respect of any Compensation where that Compensation has been treated as having been received within the meaning of section 18 of the Income Tax (Earnings and Pensions) Act 2003.

(v) Terms of Deferred Restricted Stock Units. Deferred Restricted Stock Units will be granted to Participants who have entered into valid elections to make Compensation Deferrals on terms that:

•	except in the case of death, Disability or a Change in Control Event, the deferred RSUs will not be settled until the Payment Date specified by the Participant in his election;

•

the deferred RSUs will immediately lapse and terminate if there is a Separation from Service of the Participant in circumstances where the Participant has been dismissed for Cause or the Participant has resigned in circumstances which would have allowed the Company and/or any of its Affiliates to dismiss the Participant for Cause; and

•

the Participant enters into and complies with the terms of a Confidentiality Agreement. In order for the deferred RSUs to be settled and for the Shares to be transferred to the Participant on the Payment Date, the Participant will be required, except in the case of the Participant’s death, to sign an undertaking at least five (5) business days prior to the Payment Date that immediately follows the end of the term of deferrals elected by the Participant, in a form specified by the Committee, confirming that the Participant has not broken the terms of the Confidentiality Agreement. If the Participant does not return such a form within one month of being requested by the Committee, but in no event later than five (5) business days prior to the Payment Date that immediately follows the end of the term of deferrals elected by the Participant, the deferred RSUs will lapse and be permanently forfeited.

2.1.2 Elections for Subsequent Plan Years. An Eligible Individual may become a Participant (or continue or reinstate his or her active participation) in the Plan for any subsequent Plan Year by electing, no later than December 31 of the immediately preceding Plan Year, to make Compensation Deferrals under the Plan. An election under this Section 2.1.2 to make Compensation Deferrals will be effective only for the Plan Year with respect to which the election is made. Notwithstanding the foregoing, with respect to an Eligible Individual, to the extent that such Compensation does not constitute payments that are “performance-based compensation” under Treasury regulation 1.409A-1(e), any such Eligible Individual’s election to defer his or her Compensation shall be effective only with respect to the portion of the Compensation that is payable for services performed on or after the beginning of the Plan Year to which the Eligible Employee deferral election relates (that is, the amount equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the December 31 immediately preceding the Plan Year to which the Eligible Employee’s election relates over the total number of days in the performance period).

2.1.3 Duration of Compensation Deferral Elections. A Compensation Deferral election made under this Section 2 shall remain in effect for the Plan Year to which it applies, notwithstanding any change in the Participant’s Compensation. The dollar amount or percentage of any Compensation Deferrals shall not be reduced or increased during any Plan Year by virtue of any Participant election to increase, decrease or terminate his or her rate of deferral in any other employee benefit plan, including any applicable Company employee stock purchase plan. A Participant’s Compensation Deferral election shall immediately terminate with respect to future Compensation upon the Participant ceasing to be an Eligible Individual.

2.1.4 USERRA Rights. Notwithstanding the foregoing provisions of this Section 2.1, in accordance with Treasury regulation section 1.409A-2(a)(15), the Committee may (in its discretion) provide an Eligible Individual with a Compensation Deferral election to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), if applicable.

2.1.5 Specific Timing and Method of Elections. Notwithstanding any contrary provision of this Section 2.1, the Committee, in its sole discretion, will determine the manner and deadlines for Eligible Individuals to make Compensation Deferral elections under the Plan. The deadlines prescribed by the Committee may be earlier than the deadlines specified in this Section 2.1, but may not be later than such specified deadlines.

2.2 No Cancellation of Compensation Deferrals. By electing to defer any Compensation, the Participant elects irrevocably to alter the terms and conditions relating to the Compensation subject to the deferral election so that any such Compensation will be changed into and be granted in the form of deferred Restricted Stock Units.

2.2.1 Hardship Distribution under 401(k) Plans. In the event that a Participant receives a hardship distribution under the TIBCO Software Inc. 401(k) Savings Plan or any other plan (maintained by an Employer) which contains a qualified cash or deferred arrangement under section 401(k) of the Code (collectively, the “401(k) Plans”), the Participant’s Compensation Deferrals (if any) under this Plan will be cancelled for a period of six (6) months from the date that the Participant received such hardship distribution or the remainder of the Plan Year in which the Participant received such hardship distribution (whichever period is longer). Notwithstanding the foregoing, the Participant’s Compensation Deferrals will not be so terminated if the Committee determines that such termination is not required in order to preserve the tax-qualification of the applicable 401(k) Plan.

2.2.2 Left Intentionally Blank.

2.2.3 Left Intentionally Blank.

2.2.4 Irrevocability of Elections. Elections are irrevocable and cannot be changed in the future.

2.2.5 Left Intentionally Blank.

2.3 Termination of Participation. An individual who has become a Participant in the Plan will remain a Participant until his or her entire notional Account balance has been distributed. However, an Eligible Individual who has become a Participant may or may not be an active Participant making Compensation Deferrals for a particular Plan Year, depending upon whether he or she has elected to make Compensation Deferrals for such Plan Year.

2.4 Rights of a Holder. No Participant nor any person claiming under or through a Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder (including, without limitation, any rights to dividends, dividend equivalents or voting rights) unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to a Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, a Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

2.5 Risk of Forfeiture. Until the Payment Date specified in the Participant’s deferral election, the deferred Restricted Stock Units will immediately terminate if there is a termination from service of the Participant in circumstances where the Participant has been dismissed for Cause or the Participant has resigned in circumstances which would have allowed the Company or any of its Affiliates to dismiss the Participant for Cause. The deferred RSUs will also immediately lapse and terminate if the Participant discusses or discloses without authority of the Company the Company’s Confidential Information or any Confidential Information of its Affiliates.

SECTION 3

COMPENSATION DEFERRAL ELECTIONS

This U.K. Addendum Section 3 shall replace Section 3 of the U.S. Plan in its entirety.

3.1 Compensation Deferrals. At the times and in the manner prescribed in Section 2.1, each Eligible Individual may irrevocably elect to defer portions of his or her future Compensation and to have the amounts of the Participant’s contingent interest in the balance credited to his or her notional Account as follows:

3.1.1 Compensation Deferrals. An Eligible Individuals may elect to defer an amount equal to any whole percentage or any specific dollar amount (in $1,000 increments) of the Participant’s Compensation, provided that, any percentage elected by the Participant will be not less than 5% of his or her future Compensation, and any dollar amount elected will be not less than $5,000. Notwithstanding the preceding sentence or any contrary provision of the Plan, the Committee may reduce a Participant’s Compensation Deferrals to the extent necessary to satisfy applicable withholding tax requirements and employee benefit plans and other deductions. With respect to employees, the payroll deductions may not reduce the individual’s compensation below an amount equal to two (2) times the federal or applicable state minimum wage, whichever is higher, required to be paid each pay period. Payroll deductions for a Participant who is an Eligible Individual will commence as soon as administratively practicable following the effectiveness of his or her timely submitted Deferral election form as provided under Sections 2.1.1 or 2.1.2, as applicable. The reduction in Director Fees for a Participant who is a Non-Employee Director will commence as soon as administratively practicable following the effectiveness of his or her timely submitted Deferral election form as provided under Sections 2.1.1 or 2.1.2, as applicable, and will apply only to Director Fees or Base Remuneration to be earned or advanced for services to be performed after the date the Participant submits a properly completed election form to the Company.

3.1.2 Crediting of Compensation Deferrals. The amounts deferred pursuant to this Section 3.1 will reduce the Participant’s Compensation for the Plan Year and will be credited to the Participant’s contingent notional Account as of the last day of the month in which the amounts (but for the Compensation Deferral) would have been paid to the Participant.

3.1.3 Participants’ Accounts. For each Plan Year, at the direction of the Committee, there will be established and maintained on the books of the Company, a separate contingent Account or Accounts for each Participant, which will properly reflect Compensation Deferrals and all deferred RSUs granted.

3.1.4 Participants Remain Unsecured Creditors. All contingent amounts credited notionally to a Participant’s Account under the Plan will continue for all purposes to be a part of the general assets of the Employer. Each Participant’s contingent interest in the Plan will make him or her only a general, unsecured creditor of the Employer. In the event that an Employer (other than the Company) becomes insolvent and therefore unable to make a payment or payments owed by it under the Plan, the Company will make such payments, provided that, nothing in this sentence will make any Participant anything other than a general, unsecured creditor of the Company.

3.2 Compensation Deferrals Will Generally Be Payable in RSUs. In the event than an Eligible Individual elects to defer portions of his or her Compensation, the deferred amounts shall be paid pursuant to Section 3.3 below and granted to any such Participant in the form of deferred RSUs, provided that, such Participant is an employee or service provider of the Employer on the date of grant. The deferred RSUs shall be granted on the last business day (i.e., any day other than a Saturday, a Sunday, or a legal holiday in the State of California) at the end of the first full fiscal quarter following the applicable fiscal quarter in which Compensation that a Participant has elected to defer has been earned or advanced for services to be performed. Deferred RSUs shall be evidenced by a deferred RSU Agreement. The deferred RSUs shall be subject to forfeiture as set out in Section 2.5 above. The deferred RSUs shall be settled in Company common stock upon a Participant’s Plan Account distribution, as provided in Sections 3.3 and 3.4. The number of Shares of Company common stock covered by the deferred RSUs shall be (i) the deferred amounts of the Participant’s Compensation, divided by (ii) the Fair Market Value of a share of Company common stock on the date of grant (rounded down to the nearest whole Share). The deferred RSUs granted to a Participant pursuant to this Section 3.2 shall be reflected in such Participant’s Account and shall be distributed and settled in whole Shares in accordance with Section 5 below.

3.3 Form of Payment. Subject to the provisions of Section 5, the form of payment for the Compensation Deferrals under this Plan shall be in the form of deferred RSUs that are settled in Shares. Notwithstanding the foregoing, to the extent that (i) a Participant is entitled to a distribution of his or her Account in accordance with Section 5 before his or her Compensation Deferrals have been granted in the form of RSUs, or (ii) after conversion of deferred amounts to RSUs, a portion of a Participant’s Compensation Deferrals remains, then any such amounts shall be payable in cash in a single lump sum on the Payment Date that immediately follows the end of the term of deferral(s) elected by the Participant.

3.4 Term of Deferral. Subject to the provisions of Section 5, each Participant must indicate on his or her Compensation Deferral election form pursuant to Section 3.1 the time for payment for settlement of the deferred RSUs granted in connection with the Compensation Deferrals made pursuant to such election. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, a Participant may elect a fixed date to receive his or her Plan Account distribution (not less than two (2) years from the date of election and not more than five (5) years from the date of election) specified in his or her Compensation Deferral election, provided that, any such election satisfies the requirements of section 409A of the Code. The procedures adopted by the Committee may (in the discretion of the Committee) restrict a Participant’s ability to elect multiple terms of deferral under the Plan. A Participant’s election as to the term of deferral will apply to all Compensation Deferrals credited as Participant’s contingent interest in the balance credited to his or her notional Account with respect to which the election is made. The Participant’s election of deferral is irrevocable.

3.5 Changes in Elections as to Form of Payment and/or Term of Deferral. A Participant may not change his or her election under Section 3 for Compensation Deferrals credited to the Participant’s Account.

SECTION 4

SHARES SUBJECT TO THE PLAN

Section 4.1.3 of this U.K. Addendum will replace the corresponding Section 4.1.3 of the U.S. Plan.

4.1.3 Notwithstanding any other provision of the Plan, the terms of any deferred RSU Agreement evidencing an deferred RSU may provide that, in the event that deferred RSUs are not assumed by the successor corporation or its parent or a subsidiary upon a Change in Control Event, then restrictions and deferral limitations on the deferred RSUs lapse and the deferred RSUs become free of all restrictions and limitations, subject in each case to any terms and conditions contained in the deferred RSU Agreement evidencing such deferred RSU.

SECTION 5

DISTRIBUTIONS

This U.K. Addendum Section 5 shall replace Section 5 of the U.S. Plan in its entirety.

5.1 Normal Time for Distribution. Subject to the other provisions of this Section 5 below, a distribution of the Participant’s contingent interest in the balance credited to his or her notional Account will be made or commenced on the Payment Date that immediately follows the end of the term of deferral(s) elected by the Participant under Section 3.4.

5.2 Special Rule for Change in Control Event. If there is a Change in Control Event, the Participant’s contingent interest in the balance credited to his or her notional Account will be distributed to him or her on the Payment Date that immediately follows the date of the Change in Control Event or as soon as administratively practicable thereafter, but in no event later than the 15th day of the third calendar month following the Payment Date that immediately follows the Change in Control Event; provided, however, that if this period ends in the calendar year following the year in which the Change in Control Event occurs, the Participant will not have the right to designate the calendar year in which payment will be made.

5.3 Special Rule for Death. If a Participant dies, the Participant’s contingent interest in the balance credited to his or her notional Account will be distributed to the Participant’s estate on the Payment Date that immediately follows the Participant’s death or as soon as administratively practicable thereafter, but in no event later than the 15th day of the third calendar month following the Payment Date immediately following the Participant’s death; provided, however, that if this period ends in the calendar year following the year in which the Participant’s death occurs, the Participant’s estate, as applicable, will not have the right to designate the calendar year in which payment will be made.

5.4 Special Rule for Disability. If a Participant becomes Disabled, the balance then credited to his or her Account will be distributed to the Participant on the Payment Date that immediately follows the date on which the Participant became Disabled or as soon as administratively practicable thereafter but in no event later than the 15th day of the third calendar month following the Payment Date that immediately follows the Disability; provided, however, that if this period ends in the calendar year following the year in which the Disability occurs, the Participant will not have the right to designate the calendar year in which payment will be made.

5.5 Left Intentionally Blank.

5.6 Required Six-Month Delay in Payment for Specified Employees. Notwithstanding any contrary Plan provision and subject to the provisions of Section 5.7, any distributions that are otherwise required to be made under the Plan to a Specified Employee due to his or her Separation from Service, if any, will be accumulated during the first six (6) months following the Separation from Service and will instead be paid on the Payment Date that immediately follows the end of such six (6) month period.

5.7 Delay of Payment(s) Permitted Under Certain Circumstances. Notwithstanding any contrary provision of Section 5:

5.7.1 Payments That Would Violate Federal Securities Laws or Other Applicable Law. Any distribution scheduled to be made under the Plan will be delayed if the Company reasonably anticipates that the making of the distribution will violate federal securities laws or other applicable law. Any such delayed distribution will be made at the earliest date at which the Company reasonably anticipates that the making of the distribution will not cause such violation.

5.7.2 Other Events and Conditions. Any payment scheduled to be made under the Plan will be delayed upon such other events and conditions as may be prescribed in generally applicable guidance published in the Internal Revenue Bulletin.

5.8 Left Intentionally Blank.

5.8.1 Left Intentionally Blank.

5.8.2 Left Intentionally Blank.

5.8.3 Left Intentionally Blank.

5.8.4 Left Intentionally Blank.

5.8.5 Left Intentionally Blank.

5.9 Left Intentionally Blank.

5.10 Left Intentionally Blank.

5.10.1 Left Intentionally Blank.

5.10.2 Left Intentionally Blank.

5.11 Separation from Service. Separation from Service (other than as a result of death as set forth above in Section 5.3) shall not accelerate the right of a Participant resident in the United Kingdom to be paid before the date for payment specified by the Participant in his or her Compensation Deferral election or cause there to be an early settlement of any deferred RSUs. No payments may be made to a Participant resident in the United Kingdom until the date for payment specified by the Participant in his or her Compensation Deferral election in the event that the Separation from Service occurs before the date for payment specified by the Participant in his or her Compensation Deferral election (unless the Separation from Service was as a result of death as set forth above in Section 5.3).

SECTION 6

PARTICIPANT’S CONTINGENT INTEREST

This U.K. Addendum Section 6 will replace Section 6 of the U.S. Plan in its entirety.

Subject to Sections 8 and 9.2, a Participant’s interest in the balance notionally credited to his or her Account and any deferred RSUs will at all times be subject to the forfeiture provisions set out in this Plan.

SECTION 7

ADMINISTRATION OF THE PLAN

Sections 7.3.3 and 7.3.4 of this U.K. Addendum will replace the corresponding Sections 7.3.3 and 7.3.4 of the U.S. Plan.

7.3.3 To cause one or more separate notionally Accounts to be maintained for each Participant; To determine the manner and form for making elections under the Plan;

7.3.4 To cause Compensation Deferrals to be credited to notionally Participants’ Accounts;

SECTION 8

MODIFICATION OR TERMINATION OF THE PLAN

Section 8 of the U.S. Plan is not amended or replaced by this U.K. Addendum.

SECTION 9

GENERAL

Section 9.6 of this U.K. Addendum will replace the corresponding Section 9.6 in the U.S. Plan.

9.6 Tax Withholding. Regardless of any action the Company or any of its Affiliates takes with respect to any or all income tax, national insurance contributions or any tax related withholding due in connection with any deferred RSUs (“Tax Liabilities”), the ultimate liability for all Tax Liabilities due is and remains the Participant’s responsibility and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax Liabilities in connection with any aspect of the deferred RSUs, including without limitation the award of deferred RSUs, the vesting of deferred RSUs, the issuance of Shares in settlement of deferred RSUs, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends; and (ii) make no tax representations or undertakings in relation to the Plan and the timing of the taxation of any deferred RSUs, and (iii) do not commit to structure the terms of the award or any aspect of the deferred RSUs, to reduce or eliminate the Employee’s liability for Tax Liabilities.

The Participant will be taken to have agreed that the Participant is responsible for the tax consequences of entering into a Compensation Deferral election and it is only appropriate for the Participant to enter into an election if the Participant has received his own professional tax advice on the consequences of this election.

Prior to the issuance of Shares for deferred RSUs, the Participant shall pay or make adequate arrangements satisfactory to the Company and its Affiliates (in their sole discretion) to satisfy all withholding and payment on account obligations of the Company and/or any of its Affiliates. In this regard by participating in the Plan, the Participant irrevocably authorizes the Company and/ or any of its Affiliates to withhold all applicable Tax Liabilities from any fee or other payment payable to the Participant or from the proceeds of the sale of the Shares acquired upon vesting of the deferred RSUs. Alternatively, or in addition, the Participant irrevocably authorizes the Company or any of its Affiliates to, in their sole discretion, (i) sell or arrange for the sale of Shares to be issued on the vesting of deferred RSUs to satisfy the withholding or payment on account obligation and account to HM Revenue & Customs or any other authority for the proceeds, and/or (ii) withhold in Shares, provided that the Company and its Affiliates shall withhold only the amount of Shares necessary to satisfy the minimum withholding or payment on account amount. If the Tax Liabilities are satisfied by withholding a number of Shares as described herein, the Participant will be taken to have been issued the full number of Shares that they are entitled to receive notwithstanding that a number of Shares are withheld for the purpose of satisfying the Tax Liabilities due. The Participant shall pay to the Company or to its Affiliates any amount of Tax Liabilities that the Company or the Affiliates may be required to withhold as a result of the deferred RSUs, the entry into this Election, the vesting of deferred RSUs, or the issuance of Shares in settlement of vested deferred RSUs that cannot be satisfied by the means previously described. The Participant shall permanently forfeit Shares if the Participant fails to comply with the Participant’s obligation in connection with the Tax Liabilities as described herein.

Notwithstanding the above, the Participant agrees to pay on demand the amount of any Tax Liabilities that the Company or any of its Affiliates request that the Participant pay to them in order to enable them to comply with any withholding obligations or to reimburse them if the Company or any of its Affiliates have already paid any such Tax Liabilities to HM Revenue & Customs or any other authority.

The Participant may be subject to taxes or National Insurance contributions prior to the Payment Date for settlement of the deferred RSUs. If the Company determines that it or any Affiliate is required to withhold for any taxes, including, but not limited to, income or employment taxes, or National Insurance contributions prior to the date of deferred payout, the Company may withhold from other compensation due to the Participant, including, but not limited to, Director Fees. Upon receipt of deferred payouts, the Participant may owe taxes both (a) to the jurisdiction where the Participant resided at the time of making this election and, if different, (b) to the jurisdiction where Participant resides when they receive a deferred payout. All the powers and authorizations in respect of any withholding liability on the vesting of the deferred RSUs shall apply to any such earlier taxable event.

In the event that the Company or any its Affiliates that constitutes Participant’s “employer” within the meaning of section 222(3) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Employer”) are unable to withhold or collect any Tax Liability within 90 days of the event giving rise to the Tax Liabilities or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the Participant agrees with the Employer that the amount of the uncollected tax shall constitute a loan owed by the Participant to the Participant’s Employer, effective on the expiry of the 90 day limit. The Participant agrees that the loan will be immediately due and repayable, and the Employer may recover it at any time thereafter by any of the means referred to above. The Participant agrees that the loan will bear interest at the then-current HM Revenue & Customs’ official rate.

Notwithstanding the foregoing, if a Participant is subject to Section 402 of the U.S. Sarbanes-Oxley Act of 2002, the terms of the immediately foregoing provision will not apply. Such Participant shall make advance arrangements for proper and timely tax withholding with his or her Employer and no loan(s) shall be made. Further, if the Company determines, in its discretion, that any change in the Participant’s status would cause an existing arrangement to be a prohibited extension or maintenance of credit by the Employer under Section 402 of the Sarbanes-Oxley Act of 2002 or any other applicable law (a “Violation”), then the Participant shall repay his or her Employer the outstanding balance of such loan(s) (inclusive of interest) no later than the day prior to the date a Violation would occur. The Participant acknowledges that the Company and/ or any of its Affiliates may recover any such additional income tax and National Insurance contributions at any time thereafter by any of the means referred to above.

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